UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 28, 2019

Castle Brands Inc.

(Exact name of registrant as specified in its charter)

Florida	001-32849	41-2103550
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

122 East 42nd Street, Suite 5000, New York, New York	10168
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 356-0200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ROX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into a Material Definitive Agreement.

Merger Agreement

On August 28, 2019, Castle Brands Inc., a Florida corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Austin, Nichols & Co., Inc., a Delaware corporation and affiliate of Pernod Ricard S.A. (“Parent”), and Parent’s newly-formed subsidiary, Rook Merger Sub, Inc., a Florida corporation (“Merger Sub”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

Under the Merger Agreement, Merger Sub will commence a cash tender offer (the “Offer”) to purchase all of the Company’s issued and outstanding shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), at a price of $1.27 per Share in cash, without interest (less any applicable withholding taxes) (the “Offer Price”).

Merger Sub will begin the Offer as soon as reasonably practicable and no later than September 19, 2019, and the Offer will expire on the 20th business day beginning with (and including) the day of commencement of the Offer, unless extended in accordance with the terms of the Merger Agreement and applicable law (the “Expiration Date”). Merger Sub is required to extend the Offer for one or more periods of two to ten business days each, or such longer period(s) as Parent and the Company may otherwise agree, following the Expiration Date if any of the conditions to the Offer have not been satisfied or waived by Merger Sub by the Expiration Date.

The obligation of Parent and Merger Sub to complete the Offer is subject to customary closing conditions, including: (1) at least a majority of the outstanding Shares  on a fully-diluted basis having been validly tendered and not withdrawn prior to the expiration of the Offer (the “Minimum Condition”); (2) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended; and (3) there having occurred no change in recommendation by the Company’s Board of Directors (the “Company Board”). Neither the Offer nor the Merger is subject to a financing condition.

If Merger Sub achieves ownership of 80% of the outstanding Shares through the Offer, including any exercise of the Top-Up Option described below, it has agreed to promptly effect the merger of Merger Sub with and into the Company (the “Merger”) in accordance with the “short-form” merger procedures under the Florida Business Corporation Act, without a vote or any further action by the Company’s shareholders. Otherwise, the Company will need to obtain the affirmative vote or consent of the holders of a majority of the outstanding shares of Common Stock to adopt the Merger Agreement prior to consummating the Merger. At the effective time of the Merger under the Florida Business Corporation Act (the “Effective Time”), each issued and outstanding Share, other than any Shares held in the treasury of the Company, owned by Parent, Merger Sub or any of their respective subsidiaries, or owned by shareholders who properly exercise dissenters’ rights, if applicable, under the Florida Business Corporation Act, will be converted into the right to receive an amount equal to the Offer Price.

In the Merger Agreement, the Company granted to Merger Sub an irrevocable option (the “Top-Up Option”), on the terms and subject to the conditions in the Merger Agreement (including the Minimum Condition), to purchase from the Company at the Offer Price, a number of newly-issued Shares equal to the lowest number of Shares that, when added to the number of Shares owned by Parent and its subsidiaries immediately prior to exercise of the Top-Up Option, would constitute one share more than 80% of the Shares outstanding immediately after the issuance of the Top-Up Shares on a fully-diluted basis (the “Top-Up Option Shares”). The Top-Up Option is only exercisable once in whole and not in part at any time following the date on which Merger Sub accepts for payment and pays for Shares pursuant to the Offer until the tenth business day thereafter. The Top-Up Option was granted and the Top-Up Shares, if any, will be issued pursuant to an applicable exemption from registration requirements under the Securities Act of 1933, as amended.

The Merger Agreement contains representations, warranties and covenants customary for a transaction of this nature.

The Company is subject to an agreement to not solicit Takeover Proposals for a period commencing on the date of the Merger Agreement until the earlier of the Effective Time and termination of the Merger Agreement or, subject to the exceptions that the Company may enter into discussions concerning or provide information to a third party in connection with a Superior Proposal and the Company Board may, in response to a Superior Proposal or Intervening Event, under certain conditions, make a Company Adverse Recommendation or, solely with respect to a Superior Proposal, terminate the Merger Agreement in order to enter into an alternative acquisition agreement.

The Merger Agreement also includes customary termination provisions for the Company and Merger Sub and provides that, in connection with the termination of the Merger Agreement under specified circumstances (including, without limitation, before receipt of any necessary shareholder vote, the Company Board authorizing the Company to enter into an alternative acquisition agreement regarding a Superior Proposal or the Company Board changing its Company Board Recommendation), the Company would be required to pay Parent a termination fee of $10,000,000 (the “Termination Fee”).

Under the Merger Agreement, (I) each stock option outstanding as of the Effective Time will be fully vested and cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (a) the aggregate number of shares of Common Stock subject to such stock option immediately prior to the Effective Time, multiplied by (b) the excess, if any, of the Offer Price over the per share exercise price of such stock option, less any taxes required to be withheld, and (II) each restricted stock award outstanding as of the Effective Time will be fully vested and converted into the right to receive an amount in cash, without interest, equal to the product of (a) the aggregate number of shares of Common Stock in respect of such restricted stock award multiplied by (b) the Offer Price, less any taxes required to be withheld.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to such agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Tender and Support Agreement

Phillip Frost, M.D. and related entities, Richard Lampen, President and Chief Executive Officer of the Company, and Mark Andrews, Chairman of the Company Board, who collectively own approximately 37% (approximately 40% on a fully-diluted basis) of the outstanding shares of Common Stock of the Company, entered into a tender and support agreement (the “Tender and Support Agreement”) with Parent and Merger Sub in which they agreed to, among other things, (x) tender all shares of Common Stock of the Company owned by such shareholders in the Offer and (y) vote such shares in favor of the Merger and any related matters on which such shareholders may be called to vote. The Tender and Support Agreement would terminate upon certain circumstances, including upon termination of the Merger Agreement, the Effective Time or the termination of such Tender and Support Agreement by mutual written consent of the parties thereto.

The foregoing description of the Tender and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Tender and Support Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures contained under Item 1.01 relating to the Top-Up Option are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 28, 2019, the Company and Parent issued a joint press release announcing that they have entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, that is being furnished pursuant to Item 7.01 of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger dated August 28, 2019 among the Company, Parent and Merger Sub.

10.1	Tender and Support Agreement among Parent, Merger Sub and the shareholders listed therein.

99.1	Press release dated August 28, 2019.

IMPORTANT INFORMATION ABOUT THE OFFER

This Form 8-K is not an offer to purchase or a solicitation of an offer to sell securities of the Company. The planned tender offer by Parent and Merger Sub for all of the outstanding shares of common stock of the Company described herein has not yet commenced. Following the commencement of the Offer, Parent and Merger Sub will mail to the Company shareholders an offer to purchase and related materials and the Company will mail to its shareholders a solicitation/recommendation statement with respect to the Offer. At the time the Offer is commenced, Parent and Merger Sub will file a tender offer statement with the SEC on Schedule TO, and the Company will file a solicitation/recommendation statement with the SEC on Schedule 14D-9 with respect to the Offer. Investors and the Company’s shareholders are strongly advised to read these materials in their entirety (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement when they become available, since they will contain important information that should be considered before any decision is made with respect to the Offer. The Company’s shareholders may obtain a free copy of these materials (when they become available) and other documents filed by Parent or the Company with the SEC at the website maintained by the SEC at www.sec.gov. These materials also may be obtained (when they become available) for free by contacting the information agent for the tender offer (when one is selected).

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This Form 8-K contains forward-looking statements. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Pernod Ricard S.A.’s and the Company’s control.

Statements in this document regarding Pernod Ricard S.A. and the Company that are forward-looking, including, without limitation, projections as to the anticipated benefits of the proposed transaction and the closing date for the proposed transaction, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the control of Pernod Ricard S.A., and the Company. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated, including, but not limited to: the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied and the transaction may not close; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the risk that a sufficient number of Shares are not tendered to complete the Offer; and management's ability to promptly and effectively integrate the businesses of the two companies.

More information about these and other factors are described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2019 and other reports the Company files with the SEC as well as the Offer documents to be filed by Parent and the Company.

No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations or financial condition of Pernod Ricard S.A. or the Company. Neither Pernod Ricard S.A. nor the Company assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date. All forward-looking statement in this Form 8-K are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Castle Brands Inc.

August 29, 2019	By:	/s/ Alfred J. Small
	Name:	Alfred J. Small
	Title:	Senior Vice President, Chief Financial Officer, Treasurer & Secretary